                                                        EXHIBIT 10-X (iii)


                              EMPLOYMENT AGREEMENT



                 THIS EMPLOYMENT AGREEMENT is made and entered into as of the 8th day of February, 1996, by and among Thomas G. Slama, M.D. (the "Employee"), National Infusion Services, Inc., an Indiana corporation (the "Corporation"), and for certain purposes only, Bindley Western Industries, Inc., an Indiana corporation that is the indirect parent of the Corporation ("BWI").

                              W I T N E S S E T H:

                 WHEREAS, the Corporation desires to obtain the services of the Employee as President and Chief Executive Officer, and the Employee is willing to render such services to the Corporation upon the terms and conditions herein set forth:

                 WHEREAS, the role of the Corporation is to (a) own and operate the business previously owned and operated by the Infusion Services Division of Infectious Disease of Indiana, P.S.C. ("ISD"), (b) own and operate any infusion centers developed by Employee or the Corporation, (c) provide infusion therapy services, and (d) supervise the operation of any infusion centers now owned or operated, directly or indirectly, by BWI or any subsidiary, division or affiliate of BWI (the "Corporation Group").

                 WHEREAS, in connection with the transactions contemplated in this Agreement, the parties have reviewed and considered the laws set forth at 42 U.S.C. Sections 1320a-7b(b) and 1877 (the "Fraud and Abuse Laws"), and believe that the terms and conditions of this Agreement are in compliance with these laws.

                 NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


1.       COMPENSATION; DUTIES; OTHER TERMS

         1.1.    Compensation

                 1.1.1.   Signing Bonus

                          On the date hereof, Employee shall be
entitled to receive sixty (60) shares of common stock of the Corporation, without par value (the "Common Stock"), such that, if, on the date hereof, all of the options, warrants, conversion privileges or other similar rights to acquire Common Stock held by any person on the date hereof were exercised, the Employee would own six percent (6%) of the then issued and outstanding Common Stock. The Corporation represents to the Employee that

Common Stock is the only class of capital stock of the Corporation currently authorized.

                 1.1.2.   Salary and Benefits

                 (a) The Corporation agrees to employ the Employee and the Employee agrees to accept employment by the Corporation on a full-time basis as President and Chief Executive Officer of the Corporation, at a minimum annual salary of $300,000 payable during the Term of Employment (as defined in Section 2 hereof). Such salary shall be payable monthly in advance in equal installments and shall be subject to deduction for withholding and other applicable taxes.

                 (b) The Employee shall be entitled to participate in all fringe benefit programs to which executive officers of BWI are generally entitled, including any termination benefit agreement, retirement, pension, profit-sharing or thrift plan, deferred compensation plan, hospitalization, vacation and sick leave, medical or insurance plan, and also including any other benefit policy, plan or other practice that under applicable law constitutes a benefit of employment to which executive officers of BWI are generally entitled. The Employee shall be further entitled to receive all perquisites to which executive officers of BWI are generally entitled. The Corporation and BWI retain the right to abolish or alter the terms of any fringe benefit programs that either of them may establish.

                 1.1.3.   Bonus

                 The Employee shall be entitled to an annual bonus, with respect to each fiscal year of the Corporation, based upon the financial performance of the Corporation and IV-I, Inc., the parent corporation of the Corporation, ("IV-I") and National Pharmacy Providers, Inc., a wholly owned subsidiary of IV-I ("NPP") (collectively the Corporation, IV-I and NPP are referred to herein as the "Infusion Businesses"). The Employee's annual bonus shall be equal to the sum of (a) four percent (4%) of the annual net income of the Corporation before income taxes, amortization of goodwill, interest on the $9,000,000 loan from Priority Healthcare Corporation to finance the acquisition of the Infusion Services Division of ISD and the calculation of Employee's bonus hereunder, plus (b) one percent (1%) of the unconsolidated separate net income before income taxes of each of IV-I and of NPP (in each case as determined in accordance with generally accepted accounting principles); provided, however, that Employee shall be entitled to receive at least $150,000 as a bonus for the partial fiscal year ending December 31, 1996, at least $200,000 as a bonus for the fiscal year ending December 31,1997, and at least $150,000 as a bonus for each of the fiscal years ending December 31, 1997, 1998 and 1999. Minimum bonus amounts will be paid prior to year-end and the balance, if any, shall be paid within ninety (90) days after year-end. BWI agrees not to allocate any overhead or other expenses to the Corporation, IV-I and/or National Pharmacy Providers, Inc. in a manner inconsistent with its prior practices. BWI or its wholly owned subsidiary, Priority Healthcare Corporation, will provide sufficient funds to meet such capital requirements of the Corporation as are set forth in a business plan to be adopted by the Corporation and approved by BWI within one hundred twenty (120) days after the date of this Agreement.

                 1.1.4.   Stock Options

                 (a) On the date hereof (the "Transfer Date"), BWI shall grant to the Employee pursuant to BWI's 1993 Stock Option and Incentive Plan (the "Plan") an option to purchase 25,000 shares of common stock, par value of $.01 per share, of BWI (the "BWI Common Stock"). On each of the first, second, and third anniversaries of the date hereof, BWI shall grant to Employee under the Plan (or any successor plan) an option to purchase 25,000 shares of BWI Common Stock (the total options to which Employee is entitled under this Section 1.1.4 shall be referred to as the "Options"). The exercise price for the Options shall be the fair market value of BWI Common Stock on the respective grant dates and each of the Options shall vest 25% on each of the first four (4) anniversaries of the respective grant dates. To the maximum extent permissible, the Options shall be incentive stock options. The other terms of the Options shall be as set forth in the grant letters attached hereto as Exhibit A-1 and Exhibit A-2. BWI agrees to continue to register the BWI Common Stock issuable upon the exercise of Options granted under the Plan on Form S-8 (or any successor form).

                 (b) In the event that changes in the BWI Common Stock of the type described by Section 10 of the Plan occur prior to any of the anniversaries of the date hereof, the number and kind of securities as to which BWI shall thereafter be obligated to grant an option or options to the Employee pursuant to this Section 1.1.4 shall be adjusted as appropriate as contemplated by Section 10 of the Plan as if such options had already been granted to the Employee prior to the date of such change in the BWI Common Stock.

                 (c)      BWI's obligations to issue options under this Section
         1.1.4 are an integral part of this Agreement and BWI agrees never to assert that the general disclaimer of Section 14 of the Plan to the effect that BWI shall not bind itself to award shares under the Plan invalidates or limits in any way BWI's obligations to Employee under this Section 1.1.4.

         1.2.    Duties

                 The Employee shall perform the following duties:

                 (a) Such duties for the Corporation as are typically performed by a chief executive officer and in addition shall provide supervisory services to the infusion related businesses of IV-I and NPP;

                 (b) serve in such additional capacities appropriate to his responsibilities and skills as shall be designated by the Corporation and agreed to by the Employee;

                 (c) carry out the other terms and conditions of this Agreement diligently and in good faith.

                 Notwithstanding anything expressed or implied in this Agreement to the contrary, the Employee shall not be required to perform any services, duties or obligations that would violate any statute, law, ordinance, rule or regulation or breach Employee's professional standard of conduct.

         1.3.    Extent of Service

                 The Employee shall carry out his duties under the general supervision of the Board of Directors of the Corporation. The Employee shall devote his full time, attention, knowledge, and skills solely to the business and interest of the Corporation and the Infusion Businesses during normal business hours, shall perform no acts contrary to the best interests of the Corporation and the Corporation shall be entitled to all of the benefits, profits or other results arising from or incident to all work, services, and advice of the Employee; provided, however, that (a) the Employee, for his own account and solely in his own personal interest, may engage in the practice of medicine during two half-days (or any other time equivalent thereof) per week and (b) consistent with the Employee's past practice, the Employee may spend up to 20 percent of his time devoted to activities of the National Foundation for Infectious Diseases and the Infectious Disease Society of America. Any provision of this Agreement to the contrary notwithstanding, in no event shall the Employee make any patient referrals, or recommend that physicians with whom the Employee is involved in a group practice make patient referrals, in violation of the Fraud and Abuse Laws.


         1.4.    Expenses and Auto Allowance

                 The Corporation shall reimburse the Employee for all ordinary and necessary business expenses incurred by him while carrying out his employment responsibilities under this Agreement. The Corporation retains the right to establish limits on the types or amounts of business expenses that the Employee may incur. The Employee shall receive a monthly auto allowance of $400, shall be reimbursed by the Corporation for such auto's gasoline and oil charges and the Corporation will pay up to $900 annually for auto insurance on such auto.

2.       TERM OF EMPLOYMENT

         2.1.    Term of Employment

                 The "Term of Employment" as used herein during which, in accordance with the terms of this Agreement, the Corporation will employ or continue to employ the Employee in its business, and the Employee will work or continue to work for the Corporation, shall be a period beginning the date hereof, and ending 5 years after the date hereof (or any earlier date of termination of the Employee's employment pursuant to the terms hereof or by mutual agreement).

         2.2.    Termination

                 2.2.1. Employee's employment pursuant to this Agreement may be terminated during the term of this Agreement only as follows:

                 (a) at any time by Employee without cause by giving thirty (30) days advance written notice of his voluntary resignation to the Board of Directors of the Corporation;

                 (b) at any time by Employee with cause (as defined below) for such termination by giving written notice thereof to the Corporation specifying therein the effective date of such termination (which shall not be earlier than ten (10) days after the date the Employee mails or otherwise gives such notice to the Corporation) and a description of the circumstances or occurrences that the Employee believes to constitute cause for terminating the Employee's employment;

                 (c) at any time by the Corporation without cause, by giving thirty (30) days advance written notice to Employee;

                 (d) at any time by the Corporation with cause (as defined below) for such termination by giving written notice thereof to the Employee, specifying therein the effective date of such termination (which shall not be earlier than ten (10) days after the date the Corporation mails or otherwise gives such notice to the Employee) and a description of the circumstances or occurrences that the Corporation believes to constitute cause for terminating the Employee's employment; or

                 (e)      upon Employee's death.

                 2.2.2. "Cause" for termination by the Corporation shall be deemed to mean the following:

                 (a) the continuing failure of the Employee to substantially perform any of the Employee's significant duties or responsibilities hereunder (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) if such failure is not corrected or cured within 15 days after demand for substantial performance is made in writing upon the Employee by the Corporation specifically identifying the manner in which the Corporation believes the Employee has failed to substantially perform one or more of the Employee's significant duties or responsibilities; or

                 (b) any act that constitutes on the part of the Employee common law fraud or theft, but only if such action resulted in, or was intended to result in, a benefit to the Employee at the expense of the Corporation; or

                 (c) the indictment of the Employee for, or conviction of the Employee of, or the plea by the Employee of nolo contendere to, a felony; or

                 (d) any continuing violation by the Employee in any material respect of any of the Corporation's policies or of any term or provision of this Agreement which, in either case, is not corrected or abated by the Employee within fifteen (15) days after written notice of such violation, describing same in reasonable detail, is given by the Corporation to the Employee; or

                 (e) Employee is unable, due to mental or physical disability, to substantially perform the essential functions of the Employee's duties and services specified in this Agreement for a period of not less than three (3) consecutive months during any twelve
         (12) month period.

                 2.2.3. "Cause" for termination by the Employee shall be deemed to mean the following:

                 (a) the Corporation violates in any material respect any of the terms or provisions of this Agreement and such violation is not corrected or abated by the Corporation within fifteen (15) days after written notice of such violation, describing same in reasonable detail, is given by the Employee to the Corporation; or

                 (b) the Employee's duties and responsibilities to the Corporation shall be substantially and materially diminished from the Employee's duties and responsibilities to the Corporation as of the date of this Agreement; or

                 (c) the Employee's title shall be changed from President and Chief Executive Officer; or

                 (d) the Employee's office shall be relocated to a location other than Marion County, Indiana or the counties contiguous to Marion County, Indiana.

         2.3.    Compensation Upon Termination.

                 2.3.1. In the event that Employee's employment hereunder is terminated by the Employee without cause (as provided in Section 2.2.1(a)), by the Corporation with cause (as provided in Section 2.2.1(d)), or Employee's death (as provided in Section 2.2.1(e)), Employee shall be entitled to receive his base salary under Section 1.1.2 prorated to the date of termination plus a prorata bonus under Section 1.1.3 based on the financial performance of the Infusion Businesses or the pro rata minimum bonus under Section 1.1.3, whichever is applicable, in either case for that portion of the fiscal year to the date of termination (but otherwise calculated in accordance with Section 1.1.3). Such salary and bonus shall be paid to Employee (or, in the event of Employee's death, to his estate), but no compensation (or other payments, including payments under Section 3.1) in excess of such unpaid salary and bonus amounts shall then be paid or payable to Employee (or to his estate) under this Agreement.

                2.3.2. In the event that Employee's employment hereunder is terminated by Employee with cause (as provided in Section 2.2.1(b)) or by the Corporation without cause (as provided in Section 2.2.1(c)), Employee shall have no further obligations hereunder, and Employee shall continue to be paid the base salary and the bonus amounts described in Sections 1.1.2 and 1.1.3, to the same extent as if the Term of Employment had not ended on a date that is prior to five (5) years after the date hereof.

                2.3.3. In the event of Employee's death at any time following termination of the Term of Employment, all termination amounts payable under this Section 2.3 shall be paid to the Employee's estate to the same extent and in the same manner as if the Employee had not died.

                2.3.4.   The obligations of the Corporation under this Section
         2.3 shall survive the termination or expiration of the Term of Employment.

                2.3.5. Any options held by Employee at the time of termination shall be governed by the terms thereof.


3.       COVENANTS

         3.1. Covenant Not to Compete; Covenant Not to Enter into Competing Business

                 3.1.1.

                 (a) During the Term of Employment and for five years thereafter, the Employee shall not solicit, hire or contract with any healthcare-related employees of the Corporation Group or any past healthcare-related employees of the Corporation Group who were employed by the Corporation Group within twelve (12) months prior to Employee's departure.

                 (b) During the Term of Employment and for a period of five years thereafter, Employee shall not, directly or indirectly, reveal or disclose to third parties any Trade Secrets (as hereinafter defined) of the Corporation Group, which are not, at the time in question, in the public domain without having become so in violation of this Agreement, except as authorized by the Corporation. For purposes of this Agreement, the term "Trade Secret" includes not only that confidential or proprietorial information defined as a "Trade

         Secret" under the Indiana Trade Secrets Act, I.C. Section
         24-2-3-1 et seq. (the "Act"), but also that information which possesses independent economic benefit to the Corporation Group from not being generally known by other persons who can obtain economic benefit from its disclosure or use. The Employee covenants that he will, at all times, conform his conduct to the requirements of the Act and will not misappropriate (e.g., use or disclose to any third party) any Trade Secret of the Corporation Group. The Employee recognizes that the penalties for a Trade Secret violation may include disgorgement of profits, payment of royalties, compensatory damages, punitive damages, and attorneys' fees.

                 (c) Notwithstanding any provision of this Section 3.1 to the contrary, during the Term of Employment and for a period of five years thereafter, the Employee shall not, without the written consent of the Corporation (which consent the Corporation may give or withhold in its sole discretion), directly or indirectly (i) own any interest in (except the ownership of less than five percent of the capital interest in a publicly traded entity or indirect ownership of less than five percent as a participant in an employee benefit plan) or manage (whether as an owner, employee, consultant or other agent of any type whatsoever) a business identical or substantially similar to the healthcare related business of the Corporation Group or any parts thereof in the State of Indiana or in any city or county in which the Corporation Group provides infusion therapy services, or (ii) except where the failure to do so without first obtaining the Corporation's written consent would constitute a health risk to the potential recipient, attempt to sell, offer, or provide to any person or entity which is a past or present supplier, client, patient or customer of the Corporation Group a product or service substantially similar to products or services offered by the Corporation Group; provided, however, that the foregoing is not intended to prohibit or restrict, and shall not be construed as prohibiting or restricting, the Employee from engaging in the practice of medicine substantially in the manner in which the Employee engaged in the practice of medicine immediately prior to the commencement of the Term of Employment or in any other manner that does not contravene the foregoing restrictive covenants. By way of explanation and amplification of the foregoing, the Employee is a physician who, in the course of his medical practice, refers patients to, and manages the care of patients who are receiving services from, various sources that provide infusion services and other services identical or similar to those provided by the Corporation Group. Nothing in this Agreement is intended to prohibit the Employee, in his capacity as a physician, from continuing to refer new patients to and manage the care of patients who are receiving services from other infusion centers or other businesses that compete with the Corporation Group. It is understood that the Employee may, in his capacity as a physician, be required to become involved as a physician and health care provider in or otherwise establish working relationships of various types with managed care plans or other health care provider groups or networks that are or may become providers of infusion services or other services similar to those provided by the Corporation Group, and that if he is required to be an employee (solely in the capacity as a physician) of any such plan or group he may become a participant in one or more employer-sponsored benefit plans that may own employer securities (which would be a circumstance that the Employee could not control). The establishment and maintenance of such relationships in the course of the conduct of the medical practice of the Employee is not intended to be prohibited by the foregoing restrictive covenants. Rather, such restrictive covenants are intended to prohibit the Employee from becoming financially interested as an owner (or the economic equivalent) in, or from becoming involved in a management position (as opposed to a position in which the Employee is merely rendering medical care and advice) with, a business identical or substantially similar to the health care related business of the Corporation Group and from soliciting past or present suppliers, clients, patients or customers of the Corporation Group for a competitor.

                 (d) The covenants contained in this Section 3.1 shall be construed as a series of separate and severable covenants which are identical in terms except for geographic coverage. The Employee, BWI, and the Corporation agree that if in any proceeding, the tribunal shall refuse to enforce fully any covenants contained herein because such covenants cover too extensive a geographic area or too long a period of time or for any other reason whatsoever, any such covenant shall be deemed amended to the extent (but only to the extent) required by law. Each party acknowledges and agrees that the services to be rendered by Employee to the Corporation hereunder are of a special and unique character. Each party shall have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement and the prevailing party shall be entitled to be reimbursed by the losing party for all of the prevailing party's attorneys' fees and other expenses incurred in connection with enforcing its rights under this Agreement or in resisting an unsuccessful enforcement attempt by the other party.

                 (e) Except for the infusion centers and infusion therapy services of IV-I and NPP existing on the date of this Agreement, BWI shall not, nor shall BWI cause, permit or otherwise enable or encourage any subsidiary, division or affiliate of BWI other than the Corporation to, directly or indirectly, own, operate or develop any infusion center or provide any infusion therapy services.

                 (f) In consideration for the noncompetition obligations of Employee hereunder, the Corporation shall pay to Employee $600,000 during the first year of this Agreement, $500,000 during the second year of this Agreement, $300,000 during the third year of this Agreement, $200,000 during the fourth year of this Agreement, and $100,000 during the fifth year of this Agreement. Each of the foregoing annual amounts shall be paid in equal monthly installments payable on or before the eighth day of each month commencing February 8, 1996. Notwithstanding any other provision of this Agreement, any payments thereafter owed to Employee under this Section 3.1.1(f) shall cease if Employee's employment under this Agreement is terminated by the Employee pursuant to Section 2.2.1(a) or by the Corporation pursuant to Section 2.2.1(d).

         3.2.    Survival

                 The obligations of Employee, the Corporation, and BWI under this Section 3 shall survive the termination or expiration of the Term of Employment.


4.       BOARDS OF DIRECTORS

                 For a period of five years beginning on the date hereof, (a) BWI and the Corporation shall each use its best efforts to cause Employee to be elected to the Board of Directors of the Corporation and (b) BWI shall use its best efforts to cause Employee to be elected to its Board of Directors.

5.       REPRESENTATIONS AND WARRANTIES

                 The Employee represents and warrants to the Corporation that neither the execution and delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby will in any respect result in any violation of or be in conflict with any term or provision of any agreement, document or instrument to which the Employee is a party or by which he is bound. The Employee agrees not to divulge to the Corporation any information that would violate any such agreement, document or instrument nor to divulge to the Corporation any trade secrets of prior employers.

6.       INDEMNIFICATION

                 The Corporation agrees to indemnify the Employee to the maximum extent permitted under applicable law for any liability incurred by Employee in his capacity as an officer or director of the Corporation. The Corporation shall use its commercially reasonable best efforts to obtain director's and officer's liability insurance with coverage relating to all acts and omissions alleged to have occurred during the Term of Employment. BWI agrees to indemnify the Employee to the maximum extent permitted under applicable law for any liability incurred by Employee in his capacity as a director of BWI. BWI shall use its commercially reasonably best efforts to obtain or continue in effect directors' and officers' liability insurance with coverage relating to all acts and omissions alleged to have occurred during the time the Employee is a director of BWI. The obligations of the Corporation and BWI under this Section 6 shall survive the termination or expiration of the Term of Employment.


7.       MISCELLANEOUS

         7.1.    Additional Actions and Documents

                 Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

         7.2.    Assignment

                 The parties shall not assign their respective rights and obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect.

         7.3.    Entire Agreement; Amendment

                 This Agreement (together with various documents and agreements being executed concurrently herewith) constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it and they supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

         7.4.    Waiver

                 No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         7.5.    Governing Law

                 This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Indiana (excluding the choice of law rules thereof).

         7.6.    Notices

                 All notices, demands, requests, or other communications that may be or are required to be given, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

                 (i)      If to the Corporation:

                          c/o Bindley Western Industries, Inc.
                          Michael D. McCormick
                          Executive Vice President and General Counsel
                          10333 North Meridian Street
                          Suite 300
                          Indianapolis, Indiana 46290
                          Telecopier:  (317) 580-9753

                 (ii)     If to the Employee:

                          Thomas G. Slama, M.D.
                          3065 South 975 East
                          Zionsville, IN  46077

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication that shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or that shall be delivered to a telegraph corporation, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         7.7.    Headings

                 Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning construction or scope of any of the provisions hereof.

         7.8.    Execution in Counterparts

                 To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         7.9.    Limitation on Benefits

                 The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

         7.10. Binding Effect

                 Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

         7.11. No Mitigation

                 The Employee shall not be required to mitigate damages by seeking employment elsewhere.

         7.12. BWI Guaranty

                 Until such time as the Corporation is no longer a direct or indirect subsidiary of BWI, BWI shall guarantee all payments due to Employee under this Agreement.

                 IN WITNESS WHEREOF, BWI and the Corporation have caused this Agreement to be executed by their respective duly authorized officers, and the Employee has set his hand as of the date first above written.




                                            NATIONAL INFUSION SERVICES, INC.


                                            By:/s/ Michael D. McCormick
                                               ----------------------------
                                            Name: Michael D. McCormick
                                                 --------------------------
                                            Title: Exec. V. P. & Sec.
                                                  -------------------------
                                              /s/ Thomas G. Slama M.D.
                                             ------------------------------
                                                  Thomas G. Slama, M.D.



                                        For the purposes of Sections 1.1.2(b),
                                                  1.1.3, 1.1.4, 3.1.1(d) and
                                                  (e), 3.2, 4, 6 and 7.12 only

                                        BINDLEY WESTERN INDUSTRIES, INC.


                                        By:  /s/ Michael D. McCormick
                                             ------------------------
                                        Name:    Michael D. McCormick
                                             ------------------------
                                        Title: Exec. V. P. & General Counsel
                                             -------------------------------

                            STOCK OPTION AGREEMENT
                     FOR INCENTIVE OPTIONS GRANTED UNDER
                       BINDLEY WESTERN INDUSTRIES, INC.
                     1993 STOCK OPTION AND INCENTIVE PLAN
                     ------------------------------------

        THIS STOCK OPTION AGREEMENT has been entered into as of the 8th day of February, 1996 between BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation ("Company"), Thomas G. Slama, an employee of the Company or one of its affiliates ("Optionee"), pursuant to the Company's 1993 stock Option and Incentive Plan ("Plan") and evidences and sets forth certain terms of an Incentive Stock Option for _______ shares of the Company's Common Stock granted to the Optionee as of the date of this Agreement ("Option").

        Section 1.  Receipt of Plan; General Terms of Plan and
Option.  The Optionee acknowledges receipt of a copy of the Plan.
This Agreement and the Option are subject to the terms and conditions of the Plan, all of which are incorporated herein by reference.

        Section 2. Option Price. The Option is exercisable at a price of $__________ for each share subject to it, which may be paid in cash, by delivery to the Company of certificates representing shares of the Company's common stock having a fair market value equal to the exercise price, or by delivery of such shares and cash.

        Section 3. Option Period. The Option is exercisable in whole or in part at any time commencing one (1) year from the date hereof and expiring ten (10) years from the date hereof. In no instance may the Option or any portion thereof be exercised later than ten (10) years from the date hereof.

        Section 4. Transferability. The Option may not be transferred by the Optionee except as expressly permitted by the terms of the Plan.

        Section 5. Termination of Option. In the event that the Optionee is dismissed by the Company for cause, or the Optionee voluntarily terminates employment for any reason other than death, disability, or retirement at the normal retirement age, all rights under the Option and this Agreement shall expire immediately. In the event of Optionee's death, the Optionee's estate or heirs may exercise the Option in accordance with its terms. In the event that the Optionee's employment with the Company is terminated for any other reason, the Optionee may, subject to and as provided by the Plan, exercise the Option to the extent the Optionee was entitled to exercise the Option on the date of termination.

                                 EXHIBIT A-1

        IN WITNESS WHEREOF, this Stock Option Agreement has been executed by the undersigned, thereunto duly authorized, as of the date first above written.


                                 BINDLEY WESTERN INDUSTRIES, INC.



                                 By___________________________________


                                  X___________________________________
                                                OPTIONEE


Please sign by the "X" and return to Pat Bane in Indianapolis.
















                                     -2-

                            STOCK OPTION AGREEMENT
                     FOR INCENTIVE OPTIONS GRANTED UNDER
                       BINDLEY WESTERN INDUSTRIES, INC.
                     1993 STOCK OPTION AND INCENTIVE PLAN
                     ------------------------------------


        THIS STOCK OPTION AGREEMENT has been entered into as of the 8th day of February, 1996 between BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation ("Company"), Thomas G. Slama, an employee of the Company or one of its affiliates ("Optionee"), pursuant to the Company's 1993 Stock Option and Incentive Plan ("Plan") and evidences and sets forth certain terms of Nonqualified Stock Option for _____ Shares of the Company's Common Stock granted to the Optionee as of the date of this Agreement ("Option").

        Section 1.  Receipt of Plan; General Terms of Plan and
Option.  The Optionee acknowledges receipt of a copy of the Plan.
This Agreement and the Option are subject to the terms and conditions of the Plan, all of which are incorporated herein by reference.

        Section 2. Option Price. The Option is exercisable at a price of $________ for each Share subject to it, which may be representing shares of the Company's common stock having a fair market value equal to the exercise price, or by delivery of such shares and cash.

        Section 3. Option Period. The Option is exercisable in installments as follows: to the extent of 25% of the number of shares originally covered thereby (adjusted as appropriate pursuant to Section 10 of the Plan in the event of any changes in capitalization or otherwise requiring an adjustment under
Section 10 of the Plan), at any time beginning on the first anniversary hereof and ending ten years from the date hereof and to the extent of an additional 25% of the number of shares originally covered by the Option (adjusted as appropriate pursuant to Section 10 of the Plan in the event of any changes in capitalization or otherwise requiring an adjustment under
Section 10 of the Plan) on each subsequent anniversary hereof until the Option is exercisable in full and ending in each case ten (10) years from the date hereof. In addition, the Option may become exercisable prior to the period set forth above in the event of a change in control or certain other events involving the Company, as provided in the Plan. In no instance may the Option or any portion thereof be exercised later than ten years from the date hereof.

        Section 4.  Transferability.  The Option may not be
transferred by the Optionee except as expressly permitted by the terms of the Plan.

                                 EXHIBIT A-2

        Section 5. Termination of Option. In the event that the Optionee is dismissed by the Company for cause, or the Optionee voluntarily terminates employment for any reason other than death, disability, or retirement at the normal retirement age, all rights under the Option and this Agreement shall expire immediately. In the event of Optionee's death, the Optionee's estate or heirs may exercise the Option in accordance with its terms. In the event that the Optionee's employment with the Company is terminated for any other reason, the Optionee may, subject to and as provided by the Plan, exercise the Option to the extent the Optionee was entitled to exercise the Option on the date of termination.

        IN WITNESS WHEREOF, this Stock Option Agreement has been executed by the undersigned, thereunto duly authorized, as of the date first above written.



                                BINDLEY WESTERN INDUSTRIES, INC.



                                By _______________________________


                                 X________________________________
                                            OPTIONEE




Please sign by the "X" and return to Pat Bane in Indianapolis.




                                     -2-